UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2011 (March 3, 2011)
Green Realty Trust, Inc.

(Exact name of Registrant as Specified in Charter)

Maryland		261340239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
40 E. Chicago Avenue, #203, Chicago, Illinois 60610

(Address of Principal Executive Offices) (Zip Code)
(630) 470-9105

(Registrant’s telephone number, including area code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Directors
     On March 3, 2011, Dennis Chookaszian, F. Joseph Moravec and B. Anthony Ciochetti each resigned from the Board of Directors (the “Board”) of Green Realty Trust, Inc. (the “Company”). Messrs. Chookaszian, Moravec and Ciochetti resigned because of their other commitments and their concern that these commitments would prevent them from serving effectively on the Board. Their resignations are effective immediately.
(d) Election of Directors
     On March 3, 2011, the Company appointed Randolph C. Coley, Joel Bayer and Susanne E. Cannon to serve on its Board. Effective immediately, Messrs. Coley and Bayer and Ms. Cannon will fill the vacancies created by the resignations of Messrs. Chookaszian, Moravec and Ciochetti.
     Mr. Bayer and Ms. Cannon will serve on the Company’s investment committee and Mr. Coley and Mr. Bayer will serve on the Company’s audit committee.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011	Green Realty Trust, Inc.
	By:	/s/ Rob Hannah
Rob Hannah
President, Chief Executive Officer